News Release

Integra Bank Corporation Announces Suspension of Dividend

EVANSVILLE, INDIANA – September 18, 2009 – Integra Bank Corporation (Nasdaq Global Market: IBNK) announced that its board of directors suspended the payment of cash dividends on the Company’s common stock for an indefinite period. The quarterly cash dividend had previously been $0.01 per share. Mike Alley, Chairman and Chief Executive Officer of Integra stated, “Due to the credit losses Integra has incurred during the past several quarters and uncertain economic challenges ahead, we find it prudent and in the longer term interest of our shareholders to preserve our capital. As conditions change, we will re-evaluate our position with respect to the dividend.”

About Integra

Headquartered in Evansville, Indiana, Integra Bank Corporation is the parent of Integra Bank N.A. As of June 30, 2009, Integra had $3.3 billion in total assets and operated 75 banking centers and 123 ATMs at locations in Indiana, Kentucky, Illinois and Ohio. Integra Bank Corporation’s common stock is listed on the Nasdaq Global Market under the symbol IBNK. Additional information may be found at Integra’s web site, www.integrabank.com.

Safe Harbor

Certain statements made in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words “may,” “will,” “should,” “would,” “anticipate,” “expect,” “plan,” “believe,” “intend,” and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) the effects of the current recession in the markets in which we primarily do business; (2) changes in the interest rate environment that reduce our net interest margin; (3) unanticipated additional loan charge-offs and loan loss provisions; (4) our ability to maintain required capital levels and adequate sources of funding and liquidity; (5) additional declines in value of our investment securities portfolio, including adverse developments affecting the issuers of trust preferred and collateralized securities we hold; (6) changes and trends in capital markets; (7) competitive pressures from other depository institutions that increase our funding costs; (8) unanticipated effects or changes in critical accounting policies and judgments; (9) legislative or regulatory changes or actions, or significant litigation that adversely affect us or the banking industry; (10) our ability to attract and retain key personnel; (11) our ability to fully utilize our deferred tax asset; (12) our ability to maintain security for confidential information in our computer systems and telecommunications network; (13) the effects of our participation in the Capital Purchase Program and possible changes to that program; (14) increases in insurance premiums we pay to the Federal Deposit Insurance Corporation; (15) our ability to comply with the terms of commitments we have made to federal banking authorities; (16) the successful completion of the branch and loan sale transactions announced in September 2009 and other plans to improve our capital ratios; (17) damage to our reputation that could result from adverse developments with respect to the foregoing, including our ability to retain customers and attract new ones, our cost of funding and our level of liquidity as well as other factors we describe in our periodic reports filed with the SEC. We undertake no obligation to revise or update these risks, uncertainties and other factors except as may be set forth in our periodic reports.

Contacts:

Mike Alley, Chairman and CEO — 812-461-5795
Martin Zorn, EVP-Chief Operating Officer and Chief Financial Officer — 812-461-5794
Gretchen Dunn, Shareholder Relations — 812-464-9677

Web site:

http://www.integrabank.com